SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2003

LIONBRIDGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-26933 (Commission File Number)	04-3398462 (I.R.S. Employer Identification No.)

950 WINTER STREET WALTHAM, MASSACHUSETTS (Address of Principal Executive Offices)	02451 (Zip Code)

Registrant’s telephone number, including area code: (781) 434-6000

ITEM 5.	Other Events.

The Registrant hereby amends in their entirety the Sections entitled “Risk Factors” in the prospectuses contained in its Registration Statements on Form S-3 (333-105446 and 333-106309) as follows:

RISK FACTORS

You should carefully consider the following risks before investing in our common stock. These are not the only risks that we may face. If any of the events referred to below actually occurs, our business, financial condition, liquidity and results of operations could suffer. In that case, the trading price of our common stock could decline and you may lose all or part of your investment. You should also refer to the other information in this prospectus and in the documents we incorporate by reference into this prospectus, including our consolidated financial statements and the related notes.

Risks Related to Our Business

Potential fluctuations in Lionbridge’s quarterly results make financial forecasting difficult and could affect its common stock trading price.

As a result of fluctuations in Lionbridge’s revenues tied to foreign currency fluctuations, its clients’ release cycles, the three- to nine-month length of its typical sales cycle, historical growth, acquisitions, the emerging nature of the markets in which it competes, global economic conditions and other factors outside its control, Lionbridge believes that quarter-to-quarter comparisons of its results of operations are not necessarily meaningful. You should not rely on the results of any one quarter as an indication of Lionbridge’s future performance. Lionbridge may not experience revenue increases in future years comparable to the revenue increases in some prior years. There have been quarters in the past in which Lionbridge’s results of operations have fallen below the expectations of securities analysts and investors and this may occur in the future. If in a future quarter Lionbridge’s results of operations were to fall below the expectations of securities analysts and investors, the trading price of its common stock would likely decline.

Lionbridge’s revenue and results of operations could be negatively affected by the delay of its clients’ product releases and production schedules or the loss of a major client.

A significant portion of Lionbridge’s revenue is linked to the product release cycles and production schedules of its clients, and to certain key clients. As a result, Lionbridge performs varying amounts of work for specific clients from year to year based on their product release cycles and production schedules. A major client in one year may not have use for a similar level of Lionbridge’s services in another year. In addition, Lionbridge derives a significant portion of its revenues from large projects and programs for a limited number of clients. In 2002, Lionbridge’s largest client accounted for approximately 21% of its revenue and its five largest clients accounted for approximately 39% of its revenue. As a result, the loss of any major client or a significant reduction in a large project’s scope could materially reduce Lionbridge’s revenue and cash flow, and adversely affect its ability to achieve and maintain profitability.

Lionbridge has an accumulated deficit, is not currently profitable and may incur future losses.

Lionbridge has incurred substantial losses since it was founded, and may continue to incur substantial losses for the foreseeable future. Lionbridge has an accumulated deficit of $108.8 million as of March 31, 2003 and a net loss of $229,000 in the three months ended March 31, 2003, and a net loss of $4.8 million for the year ended December 31, 2002. Lionbridge intends to continue to invest in internal expansion, infrastructure, select acquisitions and its sales and marketing efforts. Lionbridge cannot assure you when it will operate profitably, if ever.

Lionbridge’s results of operations could be negatively affected by potential fluctuations in foreign currency exchange rates.

Lionbridge conducts a large portion of its business in international markets. Although a majority of Lionbridge’s contracts with clients are denominated in U.S. dollars, 47% and 49% of its costs and expenses for the three months ended March 31, 2003 and for the year ended December 31, 2002, respectively, were denominated in foreign currencies. In addition, 38% of its assets were recorded in foreign currencies as of both March 31, 2003 and December 31, 2002 while 17% and 23% of its liabilities were recorded in foreign currencies as of March 31, 2003 and December 31, 2002, respectively. The principal foreign currencies applicable to our business are the Euro and the Yen. As a result, Lionbridge is exposed to foreign currency exchange fluctuations. Lionbridge has not historically tried to reduce its exposure to exchange rate fluctuations by using hedging transactions. Recently, the U.S. dollar has been volatile relative to foreign currencies, particularly the Euro and the Yen. Therefore, Lionbridge has experienced exchange rate losses as a result of fluctuations in non-U.S. dollar denominated assets and liabilities and changes in revenue and expense mix in various subsidiaries operating in non-U.S. dollar denominated functional currencies. If Lionbridge is unsuccessful in reducing foreign currency exchange rate risk, Lionbridge may experience additional foreign currency fluctuations which may significantly harm its revenue, cash flow and results of operations, as well as Lionbridge’s ability to achieve and maintain profitability as it continues to grow its business.

If Lionbridge’s losses continue, it may need to raise additional capital. If Lionbridge is unable to do so, or does so on unfavorable terms, the value of your investment in its stock may decline.

If Lionbridge’s cash losses continue, it may be unable to pay its expenses unless it raises additional capital. If Lionbridge needs to raise additional capital but is unable to do so, it may not be able to continue as a going concern. If Lionbridge needs to raise additional capital but is able to do so only on unfavorable terms, the value of your investment in its stock may decline.

Uncertainty in the technology market could affect Lionbridge’s ability to achieve operating plans.

A substantial portion of Lionbridge’s revenue is derived from technology companies. Many technology companies have experienced severe slowdowns in their businesses and operations beginning in 2001 and continuing during 2002 and the first half of 2003, and may continue to experience these slowdowns in the future. A continued slowdown in the technology market may have a negative impact on Lionbridge’s ability to achieve its operating plans.

Lionbridge’s goodwill and other intangible assets represent a significant portion of its assets; amortization of its intangible assets will adversely impact its net income, and Lionbridge may never realize the full value of its goodwill and other intangible assets.

Lionbridge’s acquisitions have resulted in the creation of significant goodwill and other intangible assets. Intangible assets (other than goodwill) are generally amortized over five-year periods. Goodwill is not amortized, but is subject to an impairment test, with any excess goodwill carrying value written off in the period of determination. Lionbridge assesses its goodwill for impairment on an annual basis and whenever events and circumstances indicate that goodwill may be impaired. At March 31, 2003, Lionbridge had goodwill and other acquisition-related intangible assets of approximately $15.4 million, net of accumulated amortization, which represented approximately 27.2% of its total assets. Lionbridge will continue to incur non-cash charges in connection with the amortization of its intangible assets, other than goodwill, over their remaining respective useful lives.

In the future, as events or changes in circumstances indicate that the carrying amount of its goodwill and other intangible assets may not be recoverable, Lionbridge will evaluate the carrying value of its intangible assets and may take a charge to its earnings. Any future determination requiring the write-off of a significant portion of unamortized goodwill and other intangible assets could adversely affect Lionbridge’s ability to achieve and maintain profitability.

Lionbridge’s business may be harmed by defects or errors in the services it provides to its clients.

Many of the services Lionbridge provides are critical to its clients’ businesses. Lionbridge maintains general liability insurance, including coverage for errors and omissions. Defects or errors in the services it provides could result in delayed or lost client revenue, adverse reaction to its clients from their end users and, ultimately, toward Lionbridge, claims against Lionbridge, negative publicity and additional costs to correct errors or defects. Lionbridge cannot assure you that its general liability and errors and omissions insurance coverage will be available in amounts sufficient to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claims.

If Lionbridge fails to attract and retain professional staff, its ability to complete its projects and obtain new projects could suffer.

Lionbridge’s potential failure to attract and retain qualified employees could impair its ability to complete existing projects and bid for or obtain new projects and, as a result, could have a material adverse effect on its business and revenue. Lionbridge’s ability to grow and increase its market share largely depends on its ability to hire, train, retain and manage highly skilled employees, including project managers and technical, sales and marketing personnel. In addition, Lionbridge must make sure its employees maintain their technical expertise and business skills. Lionbridge cannot assure you that it will be able to attract a sufficient number of qualified employees or that it will successfully train and manage the employees it hires to allow Lionbridge to carry out its operating plan.

Lionbridge may be unable to continue to grow at its historical growth rates or to manage its growth effectively.

Growth is a key component of increasing the value of Lionbridge. Since its inception, Lionbridge’s business has grown significantly and it anticipates additional future growth. This growth places a significant demand on management and operational resources. In order to manage growth effectively, Lionbridge must continue to evolve its operational systems. This additional growth may further strain Lionbridge’s management and operational resources. Lionbridge’s growth could also be adversely affected by many other factors, including economic downturns. As a result of these concerns, Lionbridge cannot be sure that it will continue to grow, or, if it does grow, that it will be able to maintain its overall historical growth rate.

Difficulties presented by international economic, political, legal, health, accounting and business factors could negatively affect Lionbridge’s business in international markets.

A large component of Lionbridge’s operations is its ability to conduct business in international markets. As a result, Lionbridge’s business is subject to political and economic fluctuations in various countries. In addition, as Lionbridge continues to employ and retain personnel throughout the world and apply varying employment laws, it may face difficulties in integrating such personnel on a cost-efficient basis. To date, Lionbridge has been able to successfully staff its international operations, but if Lionbridge continues to expand its operations, it may become more difficult to manage its business. Lionbridge conducts business and has operations and clients throughout the world. Lionbridge’s and its clients’ ability to conduct business may also be affected by wars, political unrest, terrorism or the impact of diseases such as SARS. If Lionbridge fails to manage these operations successfully, its ability to service its clients and grow its business will be seriously impeded.

Lionbridge may have difficulty in identifying and competing for acquisition opportunities.

Lionbridge’s business strategy includes the pursuit of strategic acquisitions. In particular, Lionbridge is exploring opportunities to outsource to, or execute through a potential direct operation, some of its work into India. Lionbridge has engaged in discussions with third parties concerning potential acquisitions of niche expertise, businesses and operations. Lionbridge currently does not have commitments or agreements with respect to any of these acquisitions. In executing its acquisition strategy, Lionbridge may be unable to identify suitable acquisition candidates. In addition, Lionbridge can expect to face competition from other companies for acquisition candidates, making it more difficult to acquire suitable companies on favorable terms.

Pursuing and completing potential acquisitions could divert management attention and financial resources and may not produce the desired business results.

As part of its growth strategy, Lionbridge intends to continue pursuing and making selected acquisitions of complementary businesses. Lionbridge does not have specific personnel dedicated solely to pursuing and making acquisitions. As a result, if Lionbridge pursues any acquisition, its management, in addition to their operational responsibilities, could spend a significant amount of time and management and financial resources to pursue and integrate the acquired business with its existing business. To pay for an acquisition, Lionbridge might use capital stock, cash or a combination of both. Alternatively, Lionbridge may borrow money from a bank or other lender. If it uses capital stock, Lionbridge’s stockholders will experience dilution. If it uses cash or debt financing, Lionbridge’s financial liquidity may be reduced. In addition, from an accounting perspective, an acquisition may involve amortization of significant amounts of other intangible assets that could adversely affect Lionbridge’s ability to achieve and maintain profitability.

Despite the investment of these management and financial resources, and completion of due diligence with respect to these efforts, an acquisition may not produce the revenue, earnings or business synergies that Lionbridge anticipated, and an acquired service or technology may not perform as expected for a variety of reasons, including:

•	difficulties in the assimilation of the operations, technologies, products and personnel of the acquired company;

•	failure of acquired technologies and services to perform as expected;

•	risks of entering markets in which Lionbridge has no, or limited, prior experience;

•	expenses of any undisclosed or potential legal liabilities of the acquired company;

•	the applicability of rules and regulations that might restrict Lionbridge’s ability to operate; and

•	the potential loss of key employees of the acquired company.

If Lionbridge fails to keep pace with changing technologies, it may lose clients.

Lionbridge’s market is characterized by rapidly changing client requirements and evolving technologies and industry standards. If Lionbridge cannot keep pace with these changes, its business could suffer. The Internet’s continued growth and strong influence in Lionbridge’s industry magnifies these characteristics. To achieve its goals, Lionbridge needs to continue to develop strategic business solutions and methodologies that keep pace with continuing changes in industry standards, information technology and client preferences or it will not be able to successfully serve its clients.

Lionbridge competes in highly competitive markets that have low barriers to entry.

The markets for Lionbridge’s services are very competitive. Lionbridge cannot assure you that it will compete successfully against these competitors in the future. Some of these companies have longer operating histories, significantly greater resources and greater name recognition than Lionbridge. If Lionbridge fails to be competitive with these companies in the future, it may lose market share and its revenue could decline.

There are relatively few barriers preventing companies from competing with Lionbridge. Although Lionbridge owns proprietary technology, Lionbridge does not own any patented or other technology that, by itself, precludes or inhibits others from entering its market. As a result, new market entrants also pose a threat to its business. In addition to Lionbridge’s existing competitors, Lionbridge may face further competition in the future from companies that do not currently offer globalization or testing services.

Lionbridge may also face competition from internal globalization and testing departments of Global 2000 and large emerging companies. Technology companies, information technology services companies, business process outsourcing companies, Web consulting firms, technical support call centers, hosting companies and content management providers may choose to broaden their range of services to include globalization or testing as they expand their operations internationally. Lionbridge cannot assure you that it will be able to compete effectively with potential future competitors.

Lionbridge will continue to depend on intellectual property rights to protect its proprietary technologies, although it may not be able to protect these rights.

Lionbridge relies on its proprietary technology to enhance some of its service offerings. Lionbridge’s policy is to enter into confidentiality agreements with its employees, outside consultants and independent contractors. Lionbridge also uses patent, trademark, trade secret and copyright law in addition to contractual restrictions to protect its technology. Notwithstanding these precautions, it may be possible for a third party to obtain and use Lionbridge’s proprietary technology without authorization. Although Lionbridge holds registered or pending United States patents and foreign patents covering certain aspects of its technology, it cannot be sure of the level of protection that these patents will provide. Lionbridge may have to resort to litigation to enforce its intellectual property rights, to protect trade secrets or know-how, or to determine their scope, validity or enforceability. Enforcing or defending its proprietary technology is expensive, could cause diversion of Lionbridge’s resources and may not prove successful. The laws of other countries may afford Lionbridge little or no effective protection of its intellectual property rights.

Risks Related to this Offering and Our Capital Structure

The market price of Lionbridge common stock may be volatile.

Lionbridge’s stock price has been extremely volatile, in part due to the historically low trading volume of its stock. The market price of Lionbridge common stock may be affected by many factors, including:

•	fluctuations in Lionbridge’s financial results;

•	actions of Lionbridge clients or competitors;

•	future sales of Lionbridge common stock by a significant stockholder;

•	changes in market valuations of services companies;

•	Lionbridge’s announcement of significant contracts, acquisitions, strategic alliances, or capital commitments;

•	additions or departures of key clients or officers;

•	futures sales of Lionbridge common stock into the public market; and

•	worldwide economic and political conditions.

Any adverse impact attributable to any of the foregoing factors may cause the market price of Lionbridge common stock to drop significantly.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of Lionbridge’s common stock.

Lionbridge could face securities litigation if its stock price remains highly volatile.

In the past, securities class action litigation has often followed periods of volatility in the market price of a company’s securities. Lionbridge may face securities class action litigation in the future. Any litigation could result in substantial costs and a diversion of management’s attention and resources, which could harm Lionbridge’s business. Lionbridge, certain of its officers and directors, and certain underwriters involved in Lionbridge’s initial public offering are currently named defendants in a purported securities class action lawsuit. The lawsuit asserts, among other things, that Lionbridge’s initial public offering registration statement contained misstatements and/or omissions regarding the underwriters’ alleged conduct in allocating shares in Lionbridge’s initial public offering to the underwriters’ customers. In October 2002, the claims against officers and directors were dismissed without prejudice. However, in February 2003, the court ruled that the claims against Lionbridge and virtually all of the other issuer defendants under the registration provisions of the securities law may proceed. The court also ruled that the claims under the antifraud provisions of the securities laws could proceed against Lionbridge and a majority of the other issuer defendants. In June 2003, Lionbridge elected to participate in a proposed settlement agreement with the plaintiffs in this litigation which, if ultimately approved by the Court, would result in a dismissal, with prejudice, of all claims in this lawsuit against Lionbridge and its directors and officers. The settlement proposal is the product of discussions with the plaintiffs and the directors and officers, liability insurers for Lionbridge and the other issuer defendants. The principal terms of the proposed settlement are set forth in a memorandum of understanding (MOU) that has been approved as to form by the plaintiffs, the insurers, and all of the issuer defendants. The process of obtaining approval by all parties to the MOU is now underway. If the defendants do not approve the MOU, or the MOU is otherwise not approved, any unfavorable outcome to this litigation could significantly harm Lionbridge’s business, financial condition, liquidity and results of operations. See “Business—Legal Proceedings” for more information concerning this litigation.

Some provisions of our certificate of incorporation and bylaws and in Delaware law may deter takeover attempts, which may limit the opportunity of our stockholders to sell their shares at a favorable price.

Some of the provisions of our certificate of incorporation and bylaws and in Delaware law could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares possibly at a premium over the then market price. For example, our board of directors is divided into three classes. At each annual meeting of stockholders, the terms of approximately one-third of the directors will expire, and new directors will be elected to serve for three years. It will take at least two annual meetings to effect a change in control of our board of directors because a majority of the directors cannot be elected at a single meeting, which may discourage hostile takeover bids. In addition, our certificate of incorporation authorizes the Board of Directors, without further stockholder approval, to issue preferred stock, which could have the effect of delaying, deferring or preventing a change in control of Lionbridge. The issuance of preferred stock could also adversely affect the voting power of the holders of common stock, including the loss of voting control to others. Our by-laws contain provisions that require stockholders to act only at a duly-called meeting and make it difficult for any person other than management to introduce business at a duly-called meeting by requiring such other person to follow certain notice procedures. Certain provisions of Delaware law could delay or prevent a change in control of Lionbridge, discourage acquisition proposals or diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of our common stock or over a stockholder’s cost basis in our common stock.

Item 9.    REGULATION FD DISCLOSURE

In accordance with SEC Release No. 33-8216, the following information is being furnished under Item 12 of Form 8-K:

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Lionbridge Technologies, Inc. for the quarter ended June 30, 2003 and forward-looking statements relating to 2003 and the second quarter of 2003 as presented in a press release of July 21, 2003. The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superceded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIONBRIDGE TECHNOLOGIES, INC. (Registrant)

/s/ MARGARET A. SHUKUR

Margaret A. Shukur General Counsel and Secretary

July 21, 2003

EXHIBIT INDEX

Exhibit Number                 Description

99.1                                    Press Release of July 20, 2003.